                                                          Exhibit 99.(j)

                     Consent of Independent Auditors

We consent to the reference to our firm under the captions "Financial Highlights" and "Additional Information" in the Prospectus, and "Financial Highlights" in the Supplement to Prospectus, for EquiTrust Series Fund, Inc., both in Part A, and "Other Information -- Independent Auditors" in Part B and to the incorporation by reference of our report dated August 29, 2003 on the financial statements and financial highlights of EquiTrust Series Fund, Inc. in Post Effective Amendment No. 41 to Form N-1A Registration Statement under the Securities Act of 1933 (No. 2-38512) and related Prospectus of EquiTrust Series Fund, Inc.

                                    /s/ Ernst and Young LLP

Des Moines, Iowa
November 21, 2003